POWER OF ATTORNEY

		KNOW ALL MEN BY THESE PRESENTS that the
undersigned officer and/or director of CSX
CORPORATION, or one or more of its subsidiaries
(the Corporation), hereby constitutes and appoints
Ellen M. Fitzsimmons and Rachel E. Geiersbach,
 or each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead to sign and file any and all Forms 3, 4 or 5, which may be filed by the undersigned pursuant to the Securities Exchange Act of 1934, as amended, with power to sign and file any amendment or amendments thereto, with all exhibits thereto and any and all other documents in connection therewith, with the
 Securities and Exchange Commission, hereby granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about
 the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
		IN WITNESS WHEREOF, the undersigned
 has executed this Power of Attorney this 5th day of May, 2003.



				/s/ Robert J. Haulter
				Signature

				Robert J. Haulter
				Print Name